HEI Exhibit 3(ii).1

AMENDED AND RESTATED BYLAWS

OF

HAWAIIAN ELECTRIC INDUSTRIES, INC.

As last amended October 30, 2007

ARTICLE I

NAME AND SEAL

Section 1. The name of the corporation shall be

HAWAIIAN ELECTRIC INDUSTRIES, INC.

Section 2. The seal of the corporation shall be in such form as the board of directors shall determine from time to time.

ARTICLE II

SHAREHOLDERS

Section 1. Each meeting of the shareholders shall be held at the principal office of the corporation in Honolulu, Hawaii, unless some other place in Honolulu is stated in the notice of meeting.

Section 2. The annual meeting of the shareholders shall be held on such date and time as the board of directors or, if it does not act, the chairman of the board of directors, or in the chairman’s absence or disability, the president may designate in each year. At the annual meeting the shareholders shall elect the directors to hold office until the next annual meeting at which they are to be elected or until their successors shall be duly elected and qualified, shall vote on the ratification of the appointment of the corporation’s independent registered public accounting firm and may transact any general business as is properly brought before the meeting in accordance with these Bylaws. Failure to hold an annual meeting at a time fixed in accordance with these Bylaws does not affect the validity of any corporate action.

No business may be transacted at the annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any shareholder of the corporation (a) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (b) who complies with the notice procedures set forth in this Section 2. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation, which notice is not withdrawn by such shareholder at or prior to such annual meeting.

To be timely, a shareholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of the board of directors, the president or other person presiding at the annual meeting, as the case may be, determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman, president or such other person shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 3. Special meetings of shareholders shall be called by the secretary at any time upon request of the board of directors, the chairman of the board of directors or the president or upon the written demand of shareholders entitled to make such demand in the manner prescribed by law. At any special meeting only business within the purpose or purposes described in the notice of such meeting shall be conducted.

Section 4. Notices of all shareholders’ meetings shall specify the class or classes of stock entitled to vote at such meeting, the place, day and hour of the meeting and whether the meeting is annual or special. Notices of special meetings of shareholders must include a description of the purpose or purposes for which the meeting is called. Notice of each meeting of shareholders shall be given to each shareholder of record entitled to vote at such meeting at least ten (10) days but not more than sixty (60) days before the date set for such meeting, either (i) by mailing the same, postage prepaid or (ii) by electronic transmission to the facsimile number or electronic mail address to which the shareholder has previously consented (and not revoked its consent) to receive notice, in either event such notice shall be addressed to each shareholder at the shareholder’s address as it appears upon the books of the corporation, in which case such mailing or electronic transmission shall constitute sufficient notice to shareholders. Non-receipt of any such notice shall not invalidate any business done at any meeting at which a quorum shall be present.

Section 5. Any meeting of the shareholders may be adjourned from time to time, whether or not a quorum is present, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than one hundred and twenty days (120) after the date fixed for the original meeting, a new record date shall be fixed for the adjourned meeting and notice of the adjourned meeting in accordance with the requirements of Section 4 of this Article II shall be given to each shareholder of record entitled to notice of and to vote at the meeting.

Section 6. Subject to the provisions set forth below, the holders of a majority of the shares of capital stock of the corporation outstanding and entitled to vote, present in person or by proxy at any meeting of shareholders, shall constitute a quorum for the transaction of business, and, if a quorum is present, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting and action on matters other than the election of directors shall be taken if the votes cast favoring the action exceed the votes cast opposing the action. Once a share is represented for any purpose at a meeting it is deemed present for quorum purpose for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

Each share of common stock shall be entitled to one vote, subject, however, to such limitation or loss of right as may be provided in resolutions which may be adopted from time to time creating issues of preferred stock or otherwise.

Whenever shares of preferred stock shall be outstanding and the holders of such shares shall be entitled to vote, each share of preferred stock shall be entitled to one vote unless the resolution creating the issue of preferred stock shall otherwise provide. Where shares of preferred stock shall be outstanding and shall be entitled to vote and the holders of common stock likewise entitled to vote, each share of common stock outstanding shall count as one vote (unless the resolution creating the issue of preferred stock shall otherwise provide) and each share of preferred stock outstanding shall count as one vote in determining the presence or absence at any meeting of a majority of outstanding shares and in determining whether the holders of a specific proportion of the capital stock outstanding have approved or disapproved of any action.

If any class of stock of the corporation shall by the terms of its issuance be not entitled to vote or if any class of stock by virtue of any resolution authorizing the issuance of preferred stock loses its right to vote, then such stock shall not be counted as a part of the issued and outstanding stock of the corporation for the purpose of determining the presence or absence of a quorum at any meeting or whether or not the holders of a specified proportion of the capital stock outstanding have approved or disapproved of any action.

Whenever pursuant to the provisions of the resolutions authorizing the issuance of shares of preferred stock the holders of the preferred stock shall vote as a class and the holders of the common stock shall vote as a class, the holders of a majority of the shares of each class outstanding shall constitute a quorum with respect to the voting of such class. Subject to the other provisions of this Section 6, if a quorum of the class is present, action on matters other than the election of directors is taken by the class if the votes cast within the class favoring the action exceed the votes cast opposing the action.

The provisions of this Section 6 of Article II are subject to any provisions of law or of the Articles of Incorporation or any resolution authorizing the issuance of shares of preferred stock or of these Bylaws requiring with respect to any matters the approval or consent of designated percentages of the outstanding shares of stock or of the outstanding shares of any class thereof, or limiting or restricting the right of any class or classes of stock to vote with respect to any matters.

Section 7. Before any person is entitled to attend a meeting or vote any stock of the corporation, either as a shareholder or as the representative of a shareholder, at the secretary’s discretion, the secretary may require such reasonable evidence as to the identity or the authority of such person to attend the meeting and vote the stock of the corporation as the secretary may deem advisable.

A shareholder may vote the shareholder’s shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act on the shareholder’s behalf by signing an appointment form; provided that, if two or more persons are named as proxies by or on behalf of the same shareholder, then at the sole discretion of the presiding officer of the meeting, the presiding officer may limit attendance at the meeting to one person so named. The appointment form must be signed by either the shareholder personally or by the shareholder’s attorney-in-fact. A shareholder may authorize another person to act as a proxy for the shareholder by: (i) executing a writing authorizing another person or persons to act as a proxy for the shareholder; which may be accomplished by the shareholder or the shareholder’s authorized attorney-in-fact, officer, director, employee or agent signing the writing or causing the shareholder’s signature to be affixed to the writing by any reasonable means, including, without limitation, the use of a facsimile signature, or (ii) transmitting or authorizing the transmission of a telegram, cablegram, facsimile, or other means of electronic transmission authorizing the person or persons to act as a proxy for the shareholder to the person or persons who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent duly authorized by the person who will be the holder of the proxy to receive the transmission; provided that any such transmission must specify that the transmission was authorized by the shareholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the foregoing may be used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. Any proxy authorization given pursuant to this section shall be valid and effective until written revocation thereof is filed with the corporation, provided that no appointment is valid for more than eleven (11) months unless a longer period is expressly provided for in the appointment form. If any shareholder who has given a proxy is present at a meeting of shareholders, such proxy, unless the shareholder declares otherwise, shall be suspended during the time the shareholder is in attendance at the meeting.

Section 8. An executor, administrator, guardian or trustee may vote in person or by proxy at any meeting of the corporation the stock of the corporation held by that person in such capacity, whether or not such stock shall have been transferred to that person’s name on the books of the corporation. In case the stock shall not have been so transferred to that person’s name on the books of the corporation that person shall, as a prerequisite to so voting, file with or present to the corporation a certified copy of that person’s letters as such executor, administrator or guardian, or that person’s appointment or authority as trustee. In case there are two or more executors, administrators, guardians or trustees, all or a majority of them may vote the stock in person or by proxy at any meeting of the corporation. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of the shareholder, the corporation may nevertheless, to the extent permitted by law, accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

Section 9. The duly authorized representative of another corporation owning stock in the corporation or having authority to vote stock of another shareholder of the corporation shall be entitled to vote the stock so owned or represented.

Section 10. The shareholders having voting rights who shall be entitled to vote at any meeting of shareholders may be determined by Section 2 of Article XIV of these Bylaws.

Section 11. Whenever the corporation shall have a class of equity securities registered pursuant to the Exchange Act which are listed on a national securities exchange or traded over-the-counter on a national securities market of the National Association of Securities

Dealers, Inc. Automated Quotation System, no holder of shares of any class of capital stock of the corporation shall be entitled to cumulate votes in the election of directors.

Section 12. After fixing a record date for a meeting of shareholders, the corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder.

The shareholders list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting for which the list was prepared is given and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held, or on a reasonably accessible electronic network (provided that all the information required to gain access to the shareholders’ list is provided with the meeting notice and the corporation takes reasonable steps to ensure that such information is available only to shareholders of the corporation). A shareholder or shareholder’s agent or attorney shall be entitled, on written demand, to inspect and copy the shareholders list during regular business hours and at the shareholder’s expense during the period it is available for inspection. The shareholders list shall also be available at the meeting, and any shareholder or shareholder’s agent or attorney is entitled to inspect and to copy the list during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders list does not affect the validity of action taken at the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 1. There shall be a board of directors to consist of not less than five (5) nor more than eighteen (18) members, who need not be shareholders, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire board.

So long as there are at least nine directors, other than directors elected by the holders of preferred stock or any series of preferred stock voting separately as a class, the directors (other than the directors thus elected by holders of preferred stock) shall be divided into three classes, designated Class I, Class II and Class III. Each such class of such directors shall consist, as nearly as may be possible, of one-third of the total number of such directors constituting the entire board. Each such director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected. Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified, or until his retirement, death, resignation or removal. If the number of directors is changed, other than to change the number of directors to be elected by the holders of preferred stock or any series of preferred stock, voting separately as a class, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors of any class of directors shorten the term of any incumbent director of any class of directors.

In the event holders of any preferred stock or any series of preferred stock are entitled to elect directors voting separately as a class or series, such holders shall be entitled to elect the number of directors provided for in the Articles of Incorporation or resolution authorizing the issuance of such stock subject to and upon the terms and conditions of such resolution, notwithstanding the number of directors fixed by the board of directors as provided for in this section of Article III.

Section 2. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the corporation’s Articles of Incorporation or resolution creating a series of preferred stock with respect to the rights of holders of preferred stock to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the board of directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (i) by or at the direction of the board of directors (or any duly authorized committee thereof) or (ii) by any shareholder of the corporation (a) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of shareholders entitled to vote at such meeting and (b) who complies with the notice procedures set forth in this Section 2.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation, which notice is not withdrawn by such shareholder at or prior to the meeting of shareholders.

To be timely, a shareholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of the annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the secretary must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice (a) the name and record address of such shareholder, (b) the number of shares of Capital Stock of the corporation which are owned beneficially or of record by such shareholder, (c) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (d) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (e) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2. If the chairman of the board of directors, the president or other person, as the case may be, presiding at the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman, president or such other person shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3. Each meeting of the board of directors shall be held at the principal office of the corporation in Honolulu, Hawaii, unless some other place is stated in the notice of meeting. A meeting of the board of directors elected at an annual meeting of shareholders shall be held at the place of such annual meeting immediately or as soon as practicable thereafter, and no notice thereof shall be necessary.

Section 4. The board of directors may establish regular meetings which shall be held in such places, or by remote communication, and at such times as it may from time to time by vote determine, and when any such meeting or meetings shall be so determined no further notice thereof shall be required.

Section 5. Special meetings of the board of directors may be called at any time by the chairman of the board of directors, or by the president or by any two directors.

Section 6. Except as otherwise expressly provided, notice of any meeting of the board of directors for which notice is required to be provided shall be given to each director by the secretary or by the person calling the meeting, by advising the director by telephone, by word of mouth, by electronic transmission or by leaving written notice of such meeting with the director or at the director’s residence or usual place of business not later than the day before the meeting. Non-receipt of any such notice shall not invalidate any business done at any meeting at which a quorum is present. The presence or participation of any director at or in any meeting shall be the equivalent of a waiver of the requirement of the giving of notice of said meeting to such director, except where a director at the beginning of the meeting (or promptly upon such director’s arrival) objects to holding the meeting or to the transaction of any business and does not thereafter vote for or assent to action taken at the meeting. A director may, prior to, at or subsequent to the meeting, waive notice of the meeting in writing, signed by the director entitled to notice, and filed with the minutes or corporate records.

Section 7. A majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business, except that a minority of the board may fill vacancies in the board as provided in Section 8 of this Article III. Unless the action of a greater number of directors shall be required by the Articles of Incorporation, these Bylaws, or law, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 8. In case of any vacancies due to death, incapacity, resignation or otherwise in the board of directors, the remaining members of the board of directors (although less than a majority thereof) may fill the same by the affirmative vote of a majority of such remaining members, subject, however, to the provisions of Section 9 of this Article III.

Section 9. The shareholders of the corporation may at any special meeting of the shareholders remove from office any director or directors; provided that if a director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director, and in the case of any such removal any vacancies on the board of directors arising from such removal which are not filled by the shareholders at such special meeting shall be filled by the remaining directors in accordance with the provisions of Section 8 of this Article III.

Section 10. The board of directors may create and appoint from its own membership such committees as it deems desirable, which shall have such functions and authority as the board of directors shall determine, subject to any limitations provided by law. Each committee must have two (2) or more members, who shall serve at the pleasure of the board of directors.

Section 11. Members of the board of directors or of a committee of the board of directors may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participating in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 12. Unless otherwise provided by law, any action required or permitted to be taken at any meeting of the board of directors, or of a committee of the board of directors, may be taken without a meeting, if all of the directors or all of the members of the committee, as the case may be, sign a written consent or written consents or provide consent via electronic transmission setting forth the action taken or to be taken, at any time before or after the intended effective date of such action. Such consent or consents shall be filed with the minutes of directors’ meetings or committee meetings, as the case may be, and shall have the same effect as a unanimous vote. In the case of consent by electronic transmission, the consent shall be submitted with information from which it may reasonably be concluded that the electronic transmission was authorized by the proper board or committee member.

Section 13. The only limitation on the power and authority of the board of directors to determine the number of directors is that there shall be not less than five (5) nor more than eighteen (18) members. There shall be no other limitations, whether numerical, based on percentage increase or decrease in the number of directors, or otherwise, on the power and authority of the board of directors to determine the number of directors.

ARTICLE IV

CHAIRMAN OF THE BOARD

There may be a chairman of the board of directors appointed from time to time by the board of directors from its own members. If the president is a director of the corporation the president may be appointed by the board of directors as the chairman of the board of directors. Whenever there shall be a chairman of the board of directors, the chairman shall preside at all meetings of the shareholders and of the board of directors, and shall have such powers and perform such duties as may be assigned to the chairman of the board from time to time by the board of directors.

ARTICLE V

OFFICERS

The officers of the corporation shall be a president, one or more vice presidents, a treasurer, a controller, and a secretary. Any two of the offices of vice president, treasurer, controller and secretary may be held by the same person. There may also be such subordinate officers as the board of directors shall appoint. The officers and any subordinate officers shall be appointed annually by the board of directors at the first meeting thereof after the annual or special meeting of the shareholders at which the board of directors is elected, and shall hold office for one year and thereafter until their successors shall be duly appointed and qualified; provided, that the number of vice presidents may be changed from time to time by the board of directors at any meeting or meetings thereof and if increased at any time the additional vice president or vice presidents shall be appointed by the board of directors. No officer or subordinate officer need be a shareholder and no officer or subordinate officer need be a director of the corporation.

ARTICLE VI

PRESIDENT

If there shall be no chairman of the board of directors, or in the absence of the chairman of the board of directors, the president shall preside at meetings of the shareholders and of the board of directors. The president shall exercise general supervision and direction of the business and affairs of the corporation. The president shall, except as may otherwise be provided by resolution of the board of directors, have full authority to vote the shares of stock owned by the corporation at all meetings of other corporations in which the corporation may be a shareholder. The president shall have the powers and perform the duties customarily incidental to the office, and such other duties as may be given to the president elsewhere in these Bylaws or as may be assigned to the president from time to time by the board of directors.

ARTICLE VII

VICE PRESIDENTS

The vice presidents, in such order or according to such system as the board of directors shall determine or adopt, shall assume and perform the duties of the president when the office of president is vacant or whenever the president, for any reason, cannot discharge the duties of the office. The vice presidents of the corporation shall have such other powers and duties as may be given to them elsewhere in these Bylaws or as may be assigned to them from time to time by the board of directors or by the president.

ARTICLE VIII

TREASURER

The treasurer shall have the powers and perform the duties customarily incidental to the office and such other powers and duties as may be given to the treasurer elsewhere in these Bylaws or as may be assigned to the treasurer from time to time. In the absence or disability of the treasurer, or if that office is vacant, the treasurer’s duties may be performed by the controller, the secretary or by an assistant treasurer. The directors may by resolution authorize the controller, the secretary or an assistant treasurer equally with the treasurer to have any or all of the powers and to perform any or all of the duties given to the treasurer in these Bylaws.

ARTICLE IX

CONTROLLER

The controller shall have the powers and perform the duties customarily incidental to the office and such other powers and duties as may be given to the controller elsewhere in these Bylaws or as may be assigned to the controller from time to time. In the absence or disability of the controller, or if that office is vacant, the controller’s duties may be performed by the treasurer, secretary or by an assistant controller. The directors may by resolution authorize the treasurer, the secretary or an assistant controller equally with the controller to have any or all of the powers and to perform any or all of the duties given to the controller in these Bylaws.

ARTICLE X

SECRETARY

The secretary shall have the powers and perform the duties customarily incidental to the office. The secretary shall give notice of all meetings of the shareholders whenever requested to do so by the person thereunto duly authorized, shall prepare and maintain custody of the minutes of meetings of the shareholders and the board of directors, shall authenticate records of the corporation, and shall have such other powers and duties as may be given elsewhere in these Bylaws or as may be assigned to the secretary from time to time. In the absence or disability of the secretary, or if that office is vacant, the secretary’s duties may be performed by the treasurer, the controller or by an assistant secretary. The directors may by resolution authorize the treasurer, the controller or an assistant secretary equally with the secretary to have any or all of the powers and to perform any or all of the duties given to the secretary in these Bylaws.

ARTICLE XI

SUBORDINATE OFFICERS, AGENTS AND EMPLOYEES

Section 1. The board of directors may appoint assistant vice presidents, assistant treasurers, assistant controllers, and assistant secretaries and such other subordinate officers and such agents as may be deemed proper, who shall hold their positions at the pleasure of the board of directors and who shall have such powers and duties as may be determined by the board of directors. The authority to appoint or employ and to discharge subordinate officers and agents and to fix their powers and duties may be delegated by the board of directors to the president or any officer or officers of the corporation. The officer to whom the power to appoint subordinate officers is delegated by the board of directors shall report to the board the names and titles of all subordinate officers appointed by such officer. Any officer of the corporation may also be a subordinate officer, agent or employee.

Section 2. The salaries and compensation of all officers, subordinate officers and agents shall be determined by the board of directors. The authority to fix the salaries and compensation of subordinate officers and agents may be delegated by the board of directors to the president.

Section 3. The president shall have the control of all employees and shall determine the compensation of all employees other than that of the officers, subordinate officers and agents.

ARTICLE XII

REMOVALS AND VACANCIES

Section 1. The board of directors of the corporation may at any time remove from office or discharge from employment any officer, or subordinate officer, appointed by it or by any person under authority delegated by it, except insofar as such removal would be contrary to law.

Section 2. If the office of any officer, or subordinate officer, shall become vacant for any reason, the board of directors may appoint an acting or temporary officer or a successor to serve at its pleasure; provided, however, that if the board of directors shall have delegated to any officer the authority to employ or discharge such subordinate officer, then the officer to whom such authority shall have been delegated shall appoint an acting or temporary officer or successor to the office of such subordinate officer, which shall so have become vacant, to serve during the pleasure of such appointing officer.

ARTICLE XIII

SHARES OF CAPITAL STOCK

Section 1. Shares of the capital stock of the corporation may be certificated or uncertificated. Except as expressly provided by law, there shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates. The board of directors, by resolution, may authorize holders of the corporation’s shares to elect to hold their shares in certificated or uncertificated form. The authority to issue uncertificated shares shall not affect shares already represented by a certificate until the certificate is surrendered.

Section 2. In the case of certificated shares, certificates shall be in such form and device as the board of directors shall from time to time determine, provided that certificates shall plainly show at least the following information, together with any other information that may be required by law, rule or regulation, including the rules of any stock exchanges on which the shares are listed: (i) the certificate number and date of execution or issuance, (ii) the name of the corporation and that the corporation is organized under the laws of the State of Hawaii, (iii)

the name of the person to whom the certificate has been issued or transferred, (iv) the number and class of shares, and the designation of the series, if any, the certificate represents, (v) a summary of the designations, relative rights, preferences and limitations applicable to each class of stock or each series within a class of stock (and the authority of the board of directors to determine variations for future series), or a statement that the corporation will furnish this information without charge upon written request by the shareholder, (vi) a statement that the shares are without par value, (vii) if applicable, a statement as to the existence of any restrictions on transfer or registration of transfer of the shares and (viii) if applicable, a statement as to the existence of any additional rights or privileges incident to ownership of the shares. Each certificate of stock shall be sealed with the corporate seal and signed by the president or by a vice president and also by the secretary or an assistant secretary or by the treasurer or an assistant treasurer; provided, however, that the board of directors may provide that stock certificates which are manually signed by a transfer agent or by a registrar may be sealed with only the facsimile seal of the corporation and signed on behalf of the corporation with only the facsimile signatures of its officers and subordinate officers as above designated. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

Section 3. In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the corporation shall send the shareholder a written statement (which may be referred to as a transaction advice) containing at least the following information, together with any other information required by law, rule or regulation, including the rules of any stock exchanges on which the shares are listed: (i) the name of the corporation and that the corporation is organized under the laws of the State of Hawaii, (ii) the name of the person to whom the uncertificated shares have been issued or transferred, (iii) the number and class of shares, and the designation of the series, if any, to which the transaction advice relates, (iv) a summary of the designations, relative rights, preferences and limitations applicable to each class of stock or each series within a class of stock (and the authority of the board of directors to determine variations for future series), or a statement that the corporation will furnish this information without charge upon written request by the shareholder, (v) a statement that the shares are without par value, (vi) if applicable, a statement as to the existence of any restrictions on transfer or registration of transfer of the shares and (vii) if applicable, a statement as to the existence of any additional rights or privileges incident to ownership of the shares. The transaction advice shall also contain a statement to substantially the following effect: “This transaction advice is merely a confirmation of the share ownership of the addressee according to the stock records of the corporation as of the time of its issuance. Delivery of this transaction advice, by itself, confers no rights on the recipient. This transaction advice is neither a negotiable instrument nor a security.”

ARTICLE XIV

TRANSFER OF SHARES OF CAPITAL STOCK

Section 1. Transfers of shares of the capital stock of the corporation shall be made only by the corporation’s duly appointed secretary, transfer agent or registrar on the books of the corporation in accordance with the written instructions of the registered holder thereof, or by his or her duly authorized attorney-in-fact. No such transfer shall be valid, except between the parties thereto, until such transfer shall have been recorded on the books of the corporation so as to show the date of the transfer, the names of the parties thereto, their addressees, and the number and description of the shares transferred. In the case of certificated shares, the transfer of shares of stock shall be made only upon surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power (with signature guarantee or such other satisfactory evidence or guarantee of authenticity and authority as the secretary, transfer agent or registrar may require) and the payment of all taxes thereon, and, if the transferred shares are to be certificated, the corporation shall issue one or more new certificates evidencing ownership of such shares by the new registered holder thereof. In the case of uncertificated shares, transfer of shares of stock on the records of the corporation shall be made only upon receipt of proper written or electronic transfer instructions from the registered owner or by his or her duly authorized attorney-in-fact or other authorized person (with signature guarantee or other satisfactory evidence or guarantee of authenticity and authority that the secretary, transfer agent or registrar may require) containing the following information: (i) the name, address and taxpayer identification number, if any, of the party transferring the shares, (ii) the number of shares transferred and the class of such shares, and the designation of the series, if any, and (iii) the name, address and taxpayer identification number, if any, of the party to whom the shares have been transferred and who, as a result of such transfer, is to become the new registered owner of the shares, and the payment of all taxes thereon. In the case of certificated shares or uncertificated shares that are to be transferred without certificates, such transfer shall be confirmed by the corporation’s sending of an appropriate transaction advice to the new registered holder thereof.

Section 2. The books for the transfer of stock may be closed as the board of directors may from time to time determine for a period not exceeding twenty (20) days before the annual or any special meeting of shareholders or before the day appointed for the payment of any dividend, or before any date on which rights of any kind in or in connection with the stock are to be determined or exercised; provided, however, that in lieu of closing the books for the transfer of stock the board of directors may fix in advance a day as the record date for determination of shareholders to be entitled to have or exercise the right to receive notice, to vote, to receive dividends, or to receive or exercise any such rights. In the event that the books for the transfer of stock are to be closed the secretary may be directed by the board of directors to give such notice of such closing as the board of directors may deem advisable.

Section 3. In case of the loss, mutilation or destruction of any certificate for any share or shares of stock of the corporation, a duplicate certificate may be issued upon such terms as the board of directors may prescribe, including but not limited to the requirement that the person requesting the duplicate certificate provide a bond or an agreement of indemnity acceptable to the corporation. In the event that the board of directors has authorized the issuance of shares of the relevant class or series of stock without certificates, a transaction advice or other written statement as described in Section 3 of Article XIII may be issued in place of any lost, mutilated or destroyed certificate theretofore issued by the corporation, upon such terms (including without limitation, the requirement of a bond or indemnity) as the board of directors may prescribe.

Section 4. The corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof for any and all purposes whatsoever and shall not be bound to recognize any equitable, beneficial ownership or other claim to or interest in such share or shares on the part of any other claimant thereto, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 5. The board of directors shall have power and authority to make all such rules and regulations as they deem expedient, concerning the issue, transfer and registration of shares of the capital stock of the corporation.

Section 6. Shares of its capital stock acquired by the corporation become authorized and unissued shares of the corporation and the acquisition of such shares by the corporation shall be evidenced by the cancellation of such shares in the stock records of the corporation.

ARTICLE XV

EXECUTION OF INSTRUMENTS

All checks, dividend warrants and other orders for the payment of money, drafts, notes, bonds, acceptances, contracts, and all other instruments, except as otherwise provided in these Bylaws, shall be signed by such person or persons as shall be provided by general or special resolution of the board of directors, and in the absence of any provision in these Bylaws or any such general or special resolution applicable to any such instrument then such instrument shall be signed by any two of the following: the president, any vice president, the treasurer, the controller or the secretary. The board of directors may delegate to any officer or officers of the corporation the power to designate the person or persons to execute any such instrument on behalf of the corporation. The board of directors may provide for the execution of any corporate instrument or document by electronic means, by a mechanical device or a machine, or by use of facsimile signatures, under such terms as shall be set forth in the resolution of the board of directors.

ARTICLE XVI

IMMUNITY AND INDEMNIFICATION

Immunity of directors and officers of the corporation and indemnification by the corporation of directors and officers of the corporation from costs and expenses and liabilities shall be governed by the provisions relating thereto included in the Articles of Incorporation of the corporation and in any indemnity agreements, as permitted by law, between the corporation and any such director or officer.

ARTICLE XVII

FISCAL YEAR

The fiscal year of the corporation shall be the calendar year.

ARTICLE XVIII

AMENDMENT TO BYLAWS

Section 1. These Bylaws may be altered, amended or repealed or new Bylaws enacted by the affirmative vote of a majority of the entire board of directors or at any regular meeting of the shareholders (or at any special meeting duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice of the proposed alteration or amendment or any new By-law provision or provisions is contained in the notice of such meeting); provided, however, that any provision for which a greater vote is required by the Articles of Incorporation, these Bylaws or by law, shall itself be amended only by such greater vote.

Section 2. Notwithstanding anything contained in Section 1 of this Article XVIII to the contrary, either (i) the affirmative vote of the holders of at least 80 percent of the votes entitled to be cast by the holders of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, or (ii) the affirmative vote of a majority of the entire board of directors with the concurring vote of a majority of the continuing directors, voting separately and as a subclass of directors, shall be required to alter, amend or repeal, or adopt any provision inconsistent with (a) the second paragraph of Section 2 of Article II relating to business properly brought before an annual meeting, (b) Section 3 of Article II, (c) Section 10 of Article II, (d) Section 1 of Article III, (e) Section 9 of Article III and (f) this Article XVIII. For purposes of this Article XVIII, the term “continuing director” shall mean any member of the board of directors who was a member of the board of directors on April 21, 1987 or who is elected to the board of directors after April 21, 1987, upon the recommendation of a majority of the continuing directors, voting separately and as a subclass of directors on such recommendation.

ARTICLE XIX

RIGHTS, OPTIONS AND WARRANTS

The corporation may issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights, options or warrants entitling the holders thereof to purchase from the corporation shares of any class or classes of stock. The board of directors shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued. The documents evidencing such rights, options or warrants, may include conditions on the exercise of such rights, options or warrants, including conditions that preclude the holder or holders, including any subsequent transferees, of at least a specified percentage of the common shares of the corporation from exercising such rights, options or warrants.

* * *